AMENDED AND RESTATED BY-LAWS
HMS HOLDINGS CORP.
(hereinafter called the “Corporation”)

ARTICLE I
OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of New York, County of New York, State of New York.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of New York as the Board of Directors may from time to time determine.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of New York, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. The Annual Meetings of Shareholders shall be held on such dates and at such times as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the date of the meeting.

Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Shareholders, for any purpose or purposes, may be called by either (i) the President or (ii) the Secretary. Such Special Meetings shall be cal1ed by either such officer at the request in writing of shareholders owning thirty percent (30%) of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request must include all the information that would be required pursuant to Section 9 of Article II of these By-Laws in the event of an election of directors or Section 10 of Article II of these By-Laws in the event of any other business. Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a Special Meeting of Shareholders.

Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented by proxy at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any corporate action brought before any meeting of shareholders shall be decided by a majority of the votes cast in favor of or against such action by the holders of a majority of the shares entitled to vote thereat. Except as otherwise provided in the Certificate of Incorporation or the specific provision of a By-Law adopted by the shareholders, an abstention shall not constitute a vote cast.

Each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital share entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after eleven (11) months from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of shareholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 6. Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote thereon.

Section 7. List of Shareholders at Meetings. The officer of the Corporation who has charge of the stock ledger of the Corporation shall produce at any meeting of shareholders upon the request thereat or prior thereto of any shareholder a complete list of the shareholders as of the record date for such meeting, arranged in alphabetical order, and showing the address of each shareholder, the number and classes of shares registered in the name of each shareholder and the date when each shareholder became the owner of record thereof. This list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.

Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 9. Nomination of Directors.

(a) Except for (1) any Directors elected by the Board of Directors in accordance with Section 3 of Article III of these By-Laws to fill vacancies or newly created directorships or (2) as otherwise required by applicable law or stock exchange regulation, at any meeting of shareholders, only persons who are nominated in accordance with the procedures in this Section 9 shall be eligible for election as Directors. Nomination for election to the Board of Directors at a meeting of shareholders may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who (x) timely complies with the notice procedures in Section 9(b), (y) is a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.

(b) To be timely, a shareholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of Directors at an annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a shareholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of Directors at a special meeting of shareholders, provided that the Board of Directors has determined that Directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a shareholders’ meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

The shareholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, beneficially owned by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the shareholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such shareholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially and of record, by such shareholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between such shareholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner with respect to shares of stock of the Corporation, (5) any other information relating to such shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of such nominee in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such shareholder and/or such beneficial owner intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such shareholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holder of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such shareholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from shareholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date of the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the shareholder providing updated information as of the record date. In addition, to be effective, the shareholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a Director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a Director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules. A shareholder shall not have complied with this Section 9 if the shareholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits proxies in support of such shareholder’s nominee in contravention of the representations with respect thereto required by this Section 9.

(c) The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 9 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee in compliance with the representations with respect thereto required by this Section 9), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 9, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d) Except as otherwise required by law, nothing in this Section 9 shall obligate the Corporation or the Board of Directors to include in any notice of meeting, proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director submitted by a shareholder.

(e) Notwithstanding the foregoing provisions of this Section 9, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

(f) For purposes of this Section 9, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 10. Notice of Business at Meetings.

(a) At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be brought before the meeting in accordance with Section 3 of Article II, Section 9 of Article II or Section 10 of Article II of these By-Laws. To be properly brought before an annual or special meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by a shareholder. For business to be properly brought before an annual or special meeting by a shareholder, (i) if such business relates to the nomination of a person for election as a Director of the Corporation, the procedures in Section 9 of Article II of these By-Laws must be complied with and (ii) if such business relates to any other matter, the business must (x) constitute a proper matter under New York law for shareholder action and (y) be within the purposes specified in the Corporation’s notice of meeting and the shareholder must (A) have given timely notice thereof and provided all required information in writing to the Secretary in accordance with the procedures in this Section 10, (B) be a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such annual or special meeting and (C) be entitled to vote at such annual or special meeting.

(b) To be timely, a shareholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a shareholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs ; or (ii) in the case of a special meeting of shareholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a shareholders’ meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice.

The shareholder’s notice to the Secretary shall set forth: (A) as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting, (2) the reasons for conducting such business at the meeting, and (3) the text of the proposal (including the exact text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-Laws, the exact text of the proposed amendment) and (B) as to the shareholder giving the notice and the beneficial owner, if any on whose behalf the proposal is being made: (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class or series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially and of record, by such shareholder and such beneficial owner, (3) a description of any material interest of such shareholder and such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such shareholder and such beneficial owner in such business, (4) a description of any agreement, arrangement or understanding between such shareholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such shareholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or beneficial owner with respect to shares of stock of the Corporation, (6) any other information relating to such shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting and (8) a representation whether such shareholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such shareholder or such beneficial owner to be sufficient to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from shareholders in support of such proposal (and such representation shall be included in any such solicitation materials). Not later than 10 days after the record date of the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the shareholder providing updated information as of the record date. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section 10; provided that nothing in this Section 10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor Rule. A shareholder (or beneficial owner on whose behalf the proposal is made) shall not have complied with this Section 10 if the shareholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits proxies in support of such shareholder’s proposal in contravention of the representations with respect thereto required by this Section 10.

(c) The chairman of any meeting shall have the power and duty to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 10 (including whether the shareholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with the representation with respect thereto required by this Section 10), and if the chairman should determine that business was not properly brought before the meeting in accordance with the provisions of this Section 10, the chairman shall so declare to the meeting and such business shall not be brought before the meeting.

(d) Except as otherwise required by law, nothing in this Section 10 shall obligate the Corporation or the Board of Directors to include in its notice of meeting, proxy statement or other shareholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any proposal submitted by a shareholder.

(e) Notwithstanding the foregoing provisions of this Section 10, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders to present business, such business shall not be considered, notwithstanding that proxies in respect of such proposal may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as a proxy at the meeting of shareholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of shareholders.

(f) For purposes of this Section 10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ARTICLE III
DIRECTORS

Section 1. Qualifications and Number of Directors. The Board of Directors shall consist of not less than three members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors; provided, however, that whenever all the shares of the Corporation are owned by less than three shareholders, the Incorporator initially, and thereafter the Board of Directors, may fix the number of directors at less than three but not less than the number of shareholders. Any director may resign at any time upon notice to the Corporation. Directors need not be shareholders.

Section 2. Classification and Election of Directors. The Board of Directors of the Corporation shall be divided into two classes which shall be designated Class I and Class II, and each class shall consist of as nearly equal a number of directors as possible, with Class I containing the unequal number of directors, if necessary. Class I directors shall initially serve until the next Annual Meeting of Shareholders after the adoption of these By-Laws, and Class II directors shall initially serve until the next succeeding Annual Meeting of Shareholders. In the case of each class, the directors shall serve until their respective successors are duly elected and qualified, or until their earlier resignation or removal. At each Annual Meeting of Shareholders after such initial classification, directors of the respective class whose term expires shall be elected to hold office for a term to expire at the second ensuing Annual Meeting of Shareholders after their election, and until their respective successors are duly elected and qualified. Elections shall be decided by a plurality vote. No amendment to these By-Laws shall alter, change or repeal any of the foregoing provisions of this Section 2 unless such proposed amendment shall receive the affirmative vote of the holders of not less than 51 % of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

Section 3. Vacancies. Newly created directorships and any vacancies in the Board of Directors, including vacancies caused by death, resignation, removal for cause or otherwise, may be filled by the vote of a majority of the remaining directors then in office, although such remaining directors are less than a quorum, or by the sole remaining director.

Each director chosen to fill a vacancy shall hold office until the next election for the class for which such director shall have been chosen and until his successor shall be duly elected and qualified. When the number of directors is increased by the Board of Directors and such newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next Annual Meeting of Shareholders.

Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do al1 such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New York. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone or telegram on twenty-four (24) hours’ notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 6. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 11. Interested Directors. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone, or by reason alone that such director or directors are present at the meeting of the Board of Directors, or committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose, if (i) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or the committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Sections 6, 7 and 8 of this Article III, by unanimous vote of the disinterested directors, or (ii) the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders, or (iii) if there was no such disclosure or knowledge, or if the vote of such interested director was necessary for the approval of such contract or transaction at a meeting of the Board of Directors or committee thereof at which it was approved, the Corporation may avoid the contract or transaction unless the party or parties thereto establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation as of the time it was approved by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which approves such contract or transaction.

Section 12. Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, by vote of the shareholders. Any director may be removed for cause by vote of a majority of the directors present at the time of the vote, if a quorum is present at such time.

ARTICLE IV
OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors (who must be a director) and one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any two or more offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. When all of the issued and outstanding shares of the Corporation are owned by one person, that person may hold all or any combination of offices. The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Shareholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shal1 be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or a committee thereof.

Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board of Directors, the President or any Vice-President, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shal1 preside at all meetings of the shareholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shal1 possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

Section 5. President. The President shal1, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a signature under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the shareholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By Laws or by the Board of Directors.

Section 6. Vice Presidents; Assistant Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President or the Vice Presidents, if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting shall have all powers of and be subject to all the restrictions upon the President. Except as may otherwise be provided in these By-Laws, Assistant Vice Presidents, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President or any Vice President, and in the absence of any Vice President or in the event of his disability or refusal to act shall perform the duties of such Vice President, and when so acting shall have all the powers of and be subject to all the restrictions upon such Vice President.

Section 7. Secretary; Assistant Secretaries. The Secretary or, in the absence or disability of the Secretary, such other officer as may be designated by the Chairman of the Board of Directors, or if there be none, by the President or such other person who may be performing the duties of President, shall attend all meetings of the Board of Directors and all meetings of shareholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary also shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. Except as may otherwise be provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 8. Treasurer; Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and reimbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, the Treasurer and any Assistant Treasurer shall give the Corporation a bond in such sum with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9. Other Officers. Such other officers (including, without limitation, Executive Vice Presidents and Senior Vice Presidents) as the Board of Directors, the Chairman of the Board of Directors, if there be one, or the President may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, if there be one, or the President.

ARTICLE V
SHARES

Section 1. Certificates Representing Shares. The shares of the Corporation may be certificated or uncertificated, as provided under the Business Corporation Law of the State of New York. Every holder of shares of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, signed in the name of the Corporation by, (i) the Chairman of the Board of Directors, the President or a Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 508 (b) and (c) of the Business Corporation Law of the State of New York.

Section 2. Lost Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit of that fact in such manner as the Board of Directors may require. Upon receipt of such affidavit, the Board of Directors may authorize the issuance of (i) a new certificate, or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 3. Transfers. Shares of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of shares shall be made on the books of the Corporation, and in the case of certificated shares, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefore, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirements. With respect to certificated shares, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred.

Section 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and the Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI
NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice also may be given personally or by telegram, telex or cable.

Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws to be given to any director, member of a committee or shareholder, a waiver thereof in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may, from time to time in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced otherwise.

ARTICLE VIII
INDEMNIFICATION

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those By or In The Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the Corporation, or that he had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings By or In The Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or to have had no reasonable cause to believe his conduct was unlawful, if his action is based on information, opinions, reports or statements including financial statements and other financial data, in each case prepared or presented by: (1) one or more directors, officers or employees of the Corporation or of any other corporation of which at least fifty percent of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation, whom that person believes to be reliable and competent in the matters presented; (2) counsel, public accountants or other persons as to matters which that person believes to be within such counsel’s, public accountant’s or other person’s professional or expert competence; or (3) a committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Certificate of Incorporation or these By-laws, as to matters within its designated authority, which committee that person believes to merit confidence, so long as in so relying he shall be acting in good faith and with such degree of care, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of New York for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount or any portion thereof if it ultimately shall be determined that he is not entitled to be indemnified in such amount or in any portion thereof by the Corporation as authorized in this Article VIII.

Section 7. Non-Exclusivity and Survival of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, By-Law, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Business Corporation Law of the State of New York, or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and expenses incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII, to the extent permitted by law.

Section 9. Meaning of “Corporation” for Purposes of Article VIII. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 1 O. Meaning of Certain Terms for Purposes of Article VIII. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE IX
AMENDMENTS

Section 1. General. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the shareholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of shareholders or Board of Directors, as the case may be. Any By-Law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon. All such amendments must be approved by either the holders of a majority of the outstanding capital share entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.